UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 10, 2013, approximately 51,124,744 shares of common stock (the “Common Stock”) of Federal-Mogul Corporation (the “Company”) were purchased in the Company’s previously announced common stock registered rights offering (the “Rights Offering”) for a total subscription price of approximately $500 million. The Rights Offering expired on July 9, 2013 at 5:00 p.m., Eastern Daylight Time.

On July 10, 2013, in accordance with the terms of the Investment Agreement dated May 28, 2013 between the Company and IEH FM Holdings LLC (“IEH”), the Company’s largest stockholder, the Company’s existing registration rights agreement relating to the registration rights of certain Company shareholders was amended by an Amendment and Joinder to the Federal-Mogul Corporation Registration Rights Agreement (the “Registration Rights Agreement Amendment”), by and between the Company and IEH. The Registration Rights Agreement Amendment provides for, among other things, certain registration rights for the shares that IEH acquired pursuant to the Rights Offering so long as such shareholder owns not less than twenty percent (20%) of the shares so acquired. The Registration Rights Agreement Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

Additionally, following the closing of the Rights Offering, IEH’s purchase of the shares of Common Stock in the Rights Offering caused the Company to become a part of IEH’s affiliated group of corporations as defined in Section 1504 of the Internal Revenue Code of 1986, as amended, of which American Entertainment Properties Corp. (“AEP”) is the common parent. On July 11, 2013, the Company entered into a Tax Allocation Agreement (the “Tax Allocation Agreement”) with AEP. Pursuant to the Tax Allocation Agreement, AEP and the Company have agreed to the allocation of certain income tax items. The Company will join AEP in the filing of AEP’s federal consolidated return and certain state consolidated returns. In those jurisdictions where the Company is filing consolidated returns with AEP, the Company will pay to AEP any tax it would have owed had it continued to file separately. To the extent that the AEP consolidated group is able to reduce its tax liability as a result of including the Company in its consolidated group, AEP will pay the Company 20% of such reduction and the Company will carry forward for its own use under the Tax Allocation Agreement, 80% of the items that caused the tax reduction (the “Excess Tax Benefits”). Moreover, if the Company should ever become deconsolidated from AEP, AEP will reimburse the Company for any tax liability in post-consolidation years it would have avoided had it actually had the Excess Tax Benefits for its own use. The cumulative payments to the Company by AEP post-consolidation cannot exceed the cumulative reductions in tax to the AEP group resulting from its use of the Excess Tax Benefits. The Tax Allocation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Tax Allocation Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Section 8 – Other Events

Item 8.01 – Other Events.

On July 11, 2013, the Company issued a press release announcing the expiration of the Rights Offering. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

The legal opinion of Winston & Strawn LLP relating to the shares of Common Stock being issued pursuant to the Rights Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Amendment and Joinder to the Federal-Mogul Corporation Registration Rights Agreement dated July 10, 2013 between Federal-Mogul Corporation and IEH FM Holdings LLC

5.1	Opinion of Winston & Strawn LLP

10.1	Tax Allocation Agreement dated July 11, 2013 between Federal-Mogul Corporation and American Entertainment Properties Corp.

23.1	Consent of Winston & Strawn LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 11, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal-Mogul Corporation (Registrant)

Date: July 11, 2013	By:	/s/ Brett D. Pynnonen
Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Amendment and Joinder to the Federal-Mogul Corporation Registration Rights Agreement dated July 10, 2013 between Federal-Mogul Corporation and IEH FM Holdings LLC

5.1	Opinion of Winston & Strawn LLP

10.1	Tax Allocation Agreement dated July 11, 2013 between Federal-Mogul Corporation and American Entertainment Properties Corp.

23.1	Consent of Winston & Strawn LLP (contained in Exhibit 5.1)

99.1	Press Release dated July 11, 2013

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